                                                                     EXHIBIT 4.1

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE FOR THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"). THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN CEDE & CO. AS NOMINEE FOR DTC, EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SECURITY WILL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

                     UNITED PARCEL SERVICE OF AMERICA, INC.
                     --------------------------------------

                      Floating Rate Senior Notes due 2049

No.  F-1                                                        $55,045,000.00
     ---
CUSIP Number:  911308 BA 1
               -----------


     UNITED PARCEL SERVICE OF AMERICA, INC., a Delaware corporation (the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of Fifty-Five Million Forty-Five Thousand Dollars ($55,045,000.00) on October 26, 2049 (the "Maturity Date"), and to pay interest thereon from October 26, 1999 or from the most recent date to which interest has been paid or duly provided for, quarterly in arrears on January 26, April 26, July 26 and October 26 in each year (each, an "Interest Payment Date"), commencing January 26, 2000, at the Interest Rate (as defined herein), until the principal hereof is paid or made available for payment.

     For purposes of this Note, the following definitions shall apply:

"Interest Rate" shall mean the 1 Month LIBOR Rate (as defined herein) less 0.45% (45 basis points), which shall be reset monthly on each Interest Reset Date.

"Interest Reset Date" shall mean the 26th of each month, commencing October 26, 1999.

"1 Month LIBOR Rate" shall mean the rate for deposits in U.S. dollars for the 1-month period which appears on the "Telerate Page 3750" at approximately 11:00 A.M., London time, on the second Business Day prior to the applicable Interest Reset Date, provided, that the interest rate in effect from the date of issue to
            --------
the first Interest Reset Date will be the 1 Month LIBOR Rate as calculated on the date of issue. If this rate does not appear on the Telerate Page 3750, the calculation agent will determine the rate on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market (selected by the calculation agent) at approximately 11:00 A.M., London time, on the second Business Day prior to the application Interest Reset Date to prime banks in the London interbank market for a period of one month commencing on that Interest Reset Date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time. In such case, the calculation agent will request the principal London office of each of the aforesaid major banks to provide a quotation of such rate. If at least two such quotations are provided, the rate for that Interest Reset Date will be the arithmetic mean of the quotations, and, if fewer than two quotations are provided as requested, the rate for that Interest Reset Date will be the arithmetic mean of the rates quoted by major banks in the City of New York, selected by the calculation agent, at approximately 11:00 A.M., New York City time, on the second Business

Day prior to the applicable Interest Reset Date for loans in U.S. dollars to leading European banks for a period of one month commencing on that Interest Reset Date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time. "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace such page on that service for the purpose of displaying London interbank offered rates of major banks). The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

     The calculation agent will, upon the request of the holder of any Note, provide the interest rate then in effect. The calculation agent is Citibank, N.A. until such time as the Company appoints a successor calculation agent. All calculations made by the calculation agent in the absence of manifest error shall be conclusive for all purposes and binding on us and the holders of the Notes. The Company may appoint a successor calculation agent with the written consent of the trustee.

     Interest on the Notes will be computed and paid on the basis of a 360-day year and the actual number of days in each monthly interest payment period.

     The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth (15th) calendar day (whether or not a Business Day), next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be set by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Delivery of the Maturity Consideration and the payment of interest on this Note will be made at the office or agency of the Company maintained for that purpose in Atlanta, Georgia, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     In Witness Whereof, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  October 26, 1999

                                UNITED PARCEL SERVICE OF AMERICA, INC.

                                By
                                  -----------------------------------------
                                Name:
                                     --------------------------------------

                                Title:
                                      -------------------------------------


Attest:


------------------------------
Name:
     -------------------------
Title:
      ------------------------

This is one of the Securities of the series designated herein referred to in the Indenture.

                                  CITIBANK, N.A.,
                                     As Trustee


                                   By
                                      --------------------------------------
                                   Name:
                                        ------------------------------------
                                   Title:
                                         -----------------------------------

                    United Parcel Service of America, Inc.

                      Floating Rate Senior Notes due 2049
                      -----------------------------------

                              REVERSE OF SECURITY

     This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture, dated as of January 26, 1999 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and Citibank, N. A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof limited in aggregate principal amount to $55,045,000.


Optional Redemption -- Company
------------------------------

     The Notes of this series are subject to redemption at any time in amounts of $1,000 or an integral multiple thereof, upon not less than 30 days' notice by mail, in whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning on October 26 of any of the following years:

     Redemption Date                                      Redemption Price
     ---------------                                      ----------------

     October 26, 2029                                          105.00%
     October 26, 2030                                          104.50%
     October 26, 2031                                          104.00%
     October 26, 2032                                          103.50%
     October 26, 2033                                          103.00%
     October 26, 2034                                          102.50%
     October 26, 2035                                          102.00%
     October 26, 2036                                          101.50%
     October 26, 2037                                          101.00%
     October 26, 2038                                          100.50%
     October 26, 2039                                          100.00%
     October 26 and each year thereafter to maturity           100.00%

together in the case of any such redemption, with accrued and unpaid interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

Optional Repayment -- Holders
------------------------------

     The Notes of this series shall be repayable upon not less than 30 days' notice by mail, in whole or in part, at the election of the Holders, on the following dates and Repayment Prices (expressed as percentages of the principal amount):

     Repayment Date                                     Repayment Price
     --------------                                     ---------------

     October 26, 2009                                         99.00%
     October 26, 2012                                         99.25%
     October 26, 2015                                         99.50%
     October 26, 2018                                         99.75%
     October 26, 2021 (and on each third
     anniversary thereafter to October 26, 2048)             100.00%

together in the case of any such repayment, with accrued interest to the Repayment Date, but interest installments whose Stated Maturity is on or prior to such Repayment Date will be payable to the Holders of such Notes, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

     In order for a Note to be repaid, the paying agent must receive, at least 30 but not more than 60 calendar days prior to the optional repayment date, (i) the Note with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed or (ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange or a member of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company in the United States which must set forth: the name of the holder of the Note; the principal amount of the Note; the principal amount of the Note to be repaid; the certificate number or a description of the tenor and terms of the Note; a statement that the option to elect repayment is being exercised thereby; and a guarantee that the Note to be repaid will be transferred to the DTC account of the Paying Agent not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter.

     The repayment option may be exercised by the Holder of a Note for less than the entire principal amount of the Note but, in that event, the principal amount of the Note remaining outstanding after repayment must be in an authorized denomination.

     In the event of repayment or redemption of this Note (whether such repayment or redemption is at the option of the Company or the Holder) in part only, a new Note or Notes of this series and of like tenor for the unpaid or unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

Conditional Right to Shorten Maturity
-------------------------------------

     Upon the occurrence of a Tax Event (as defined herein), the Company, without the consent of the Holders, may reduce the Maturity Date to an earlier date to the minimum extent required, in the opinion of a nationally recognized independent tax counsel ("Tax Counsel"), such that after the reduction in the Maturity Date, interest paid by the Company on the Notes of this series will be deductible by the Company for United States federal income tax purposes (the "Minimum Period"). If such Tax Counsel is unable to opine definitively as to such a Minimum Period, the Board of Directors of the Company may in good faith make such determination of the Minimum Period. The determination of the Minimum Period by Tax Counsel or the Board of Directors, as applicable, shall be definitive and shall not require further approval by any other party. If the Maturity Date of the Securities is reduced as set forth in this provision, the Maturity Date hereof shall automatically be reduced to such Minimum Period date without further action by the Company or any other party, and the Company shall execute and deliver to the Paying Agent a new global security certificate that reflects such change in the Maturity Date to replace this global security certificate.

     A "Tax Event" means receipt by the Company of an opinion from Tax Counsel that as a result of:

     (a) any amendment to, clarification of, or change (including any announced prospective amendment, clarification or change) in any law, or any regulation thereunder, of the United States;

     (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an "Administrative or Judicial Action"); or

     (c) any amendment to, clarification of, or change in any official position with respect to, or any interpretation of, an Administrative or Judicial Action or a law or regulation of the United States that differs from the theretofore generally accepted position or interpretation, in each case, occurring on or after October 26, 1999, there is more than an insubstantial increase in the risk that interest paid by the Company on the Notes is not, or will not be, deductible, in whole or in part, by the Company for United States federal income tax purposes.


     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

     If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment or delivery of the Maturity Consideration hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay the Maturity Consideration and interest on this Note at the times, place and rate, and in the manner, herein prescribed.

     As provided in the Indenture and subject to certain limitations set forth therein and in this Note, the transfer of this Note is registrable in the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the Maturity Consideration and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth therein, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor in different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Certificated Notes

     Unless and until they are exchanged, in whole or in part, for notes in definitive form in accordance with the terms herein, the Notes may not be transferred except (1) as a whole by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

     Notes will be issued to Holders or their nominees, in fully certificated registered form, rather than to DTC or its nominees, only if: (1) the Company advises the trustee in writing that DTC is no longer willing or able to discharge its responsibilities properly or that DTC is no longer a registered clearing agency under the Securities Exchange Act of 1934, and the Trustee or the Company are unable to locate a qualified successor within 90 days; (ii) an event of default has occurred and is continuing under the indenture; or (iii) the Company, at its option, elects to terminate the book-entry system through DTC.

     If any of the three above events occurs, DTC is required to notify all direct participants that Notes in fully certificated registered form are available through DTC. DTC will then surrender the Global Note representing the Notes along with instructions for re-registration. The trustee will re-issue the Notes in fully certificated registered form and will recognize the registered holders of the certificated notes as Holders under the Indenture.

     The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Securities (subject to certain exceptions) or (ii) the Company may be released from its obligation under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or U.S. Government

Obligations sufficient to pay and discharge the entire indebtedness on all Notes of this series, and satisfies certain other conditions, all as more fully provided in the Indenture.

     This Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws of such state.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                         * * * * * * * * * * * * * * *

                           OPTION TO ELECT REPAYMENT
                           -------------------------

        This Form must be received by the paying agent at least 30 but not more than 60 calendar days prior to the optional repayment dates shown below:

                 October 26, 2009
                 (and each third anniversary thereafter to October 26, 2048)

        If you wish to elect to have this Note repaid by the Company, check this box: [ ]

        If you wish to elect to have only part of this Note repaid by the Company, state the amount (the principal amount of the Note remaining outstanding after repayment must be in an authorized denomination of $1,000 or a multiple thereof): $


Date: ____________________________ Signed: ____________________________________


                                           ____________________________________
                                           (Sign exactly as your name appears on
                                           the other side of this Security)


Signature Guarantee (by a member of a national securities exchange or a member of the NASD or a U.S. commercial bank or trust company): _____________________________________________________________